Exhibit 3.1.42

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

THE SUN PUBLISHING COMPANY, INC.

(File This Form in

Duplicate Originals)

(Sect. 12-14.3 of 1962 Code)

1.        The name of the proposed corporation is The Sun Publishing Company, Inc.

2.        The initial registered office of the corporation is                         Stadium Road

                                                                                                                                               Street and Number

  located in the city of Columbia, county of Richland and the State of South Carolina and the name of its initial registered agent at such address is Ben R. Morris.

3.        The period of duration of the corporation shall be perpetual [xxxxxxxxxxxxxxxxxx].

4.        The corporation is authorized to issue shares of stock as follows:

Class of shares	Authorized No. of each class	Par Value

Common	1,000	$100.00

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

5.        Total authorized capital stock $100,000.00.

6.        It is represented that the corporation will not begin business until there has been paid into the corporation the minimum consideration of the issue of shares, which is $1,000.00 of which at least $500.00 is in cash.

7.        The number of directors constituting the initial board of directors of corporation is ten and names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Paul B. Barringer, II	Box 231, Weldon, N.C. 27890
Name	Address

J. Willis Cantey	1400 Westminster Dr., Columbia, SC.
Name	Address

Arthur D. Cooper	P.O. Box 1333, Columbia, SC 29202
Name	Address

William Elliott, Jr.	339 Laurel Springs Rd., Columbia, SC
Name	Address

Augustus T. Graydon	1225 Washington St., Columbia, SC 29201
Name	Address

Ambrose G. Hampton	P.O. Box 1333, Columbia, SC 29202
Name	Address

Frank Hampton	Garners Ferry Road., Columbia, SC 29209
Name	Address

Ben R. Morris	P.O. Box 1333, Columbia, SC 29202
Name	Address

Name	Address

Name	Address

8.        The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated in Section 2.2) (12-12.2 Supplemental Code 1962)

           the publication of newspapers and commercial printing.

9.        Provisions which the incorporators elect to include in the articles of incorporation are as follows:

           The provisions contained in the statute law of South Carolina.

10.        The name and address of each incorporator is:

Name	Street & Box No.	City	County	State
Ben R. Morris	P.O. Box 1333	Columbia	Richland	S.C.
Arthur D. Cooper	“ “	“	“	“
David W. Robinson	P.O. Box 944	“	“	“

/s/ Ben R. Morris
(Signature of Incorporator)

Date September , 1973	Ben R. Morris
(Type or Print Name)

/s/ Arthur D. Cooper
(Signature of Incorporator)

Arthur D. Cooper
(Type or Print Name)

/s/ David W. Robinson
(Signature of Incorporator)

David W. Robinson
(Type or Print Name)

STATE OF SOUTH CAROLINA                     )

                                                                            ) ss:

COUNTY OF RICHLAND

The undersigned Ben R. Morris, Arthur D. Cooper and David W. Robinson

do hereby certify that they are incorporators of THE SUN PUBLISHING COMPANY, INC., corporation and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

/s/ Ben R. Morris
(Signature of Incorporator)

/s/ Arthur D. Cooper
(Signature of Incorporator)

/s/ David W. Robinson
(Signature of Incorporator)
(Each Incorporator Must Sign)

CERTIFICATE OF ATTORNEY

11.        I, David W. Robinson, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of chapter 1.4 of the South Carolina Business Corporation Act of 1962, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

Date September , 1973	/s/ David W. Robinson
(Signature)

David W. Robinson
(Type or Print Name)

	Address	P.O. Box 944

Columbia, S. C. 29202

ARTICLE OF MERGER

OF

FIELD & HERALD, INC.

INTO

THE SUN PUBLISHING COMPANY, INC.

These Articles of Merger between Field & Herald, Inc., (Field) and The Sun Publishing Company, Inc., (Sun) hereby incorporate by reference all of the terms and conditions as set forth in the Plan of Merger a copy of which is hereto attached.

Field, by and through its President and Secretary, hereby certifies that there were outstanding at the time of approval of said Plan of Merger 100 shares of capital (common) stock, each having a par value of $100.00, and that the holders of all 100 shares approved of and consented to the Plan of Merger, no shares disapproving.

Sun, by and through its President and Secretary, hereby certifies that there was outstanding at the time of approval of said Plan of Merger by its stockholders 1,000 shares of its common stock having a par value of $100.00 and that the holders of all of the 1,000 shares approved and consented to the Plan of Merger

The stated capital resulting from the merger shall be $100,000.00 consisting of 1,000 shares each having a par value of $100.00.

That pursuant to the Plan of Merger the name of the surviving corporation shall be The Sun Publishing Company, Inc.

That the principal place of business of the surviving corporation shall be Stadium Road, Columbia, South Carolina.

The surviving corporation agrees: (a) that it may be served with process in South Carolina in any proceeding (i) to enforce any obligation of Field or Sun, and (ii) to enforce the right of any dissenting stockholder of Field against the surving corporation; (b) to appoint Ben R. Morris as the agent to accept process in any such proceeding.

The address at which a copy of any process against the Corporation may be served is Stadium Road, Columbia, South Carolina.

This merger shall become effective upon the date of the filing of the Articles of Merger with the Secretary of State of South Carolina.

These Articles of Merger executed by the respective parties hereto this 4th day of October, 1973.

FIELD & HERALD, INC.

By:	(SEAL)

	Its	/s/ Mark O. Garner
President

/s/ Nancy O. Garner
Secretary

THE SUN PUBLISHING COMPANY, INC.

By:	/s/ Arthur D. Cooper (SEAL)

Its
President

/s/ James W. Molton, Jr.
Asst. Secretary

VERIFICATION

We, Mark O. Garner, President, and Nancy O. Garner, Secretary, respectively, of Field & Herald, Inc., and Arthur D. Cooper, President and James W. Molton, Jr., Secretary, respectively, of The Sun Publishing Company, Inc., hereby certify that each of us has read and understand the meaning and purport of the statements contained in the above Articles of Merger, and that the statements therein applying to the Company in which each has signed his respective capacity are true, and they are informed and believe that the statements contained therein relative to the other Company concerned are true, and that each of them has signed the above Article of Merger in their respective capacities, and that each had the authority to so sign.

FIELD & HERALD, INC.

By:	/s/ Mark O. Garner	SEAL)
President

/s/ Nancy O. Garner
Secretary

THE SUN PUBLISHING COMPANY, INC.

By:	/s/ Arthur D. Cooper	(SEAL)
President

/s/ James W. Molton, Jr.
Asst. Secretary

PLAN OF MERGER

This Plan of Merger made and entered into this              day of October, 1973, hereinafter called the Agreement, pursuant to the General Corporation Law of the State of South Carolina, by and between The Sun Publishing Company, Inc., a corporation duly organized and existing under the laws of the State of South Carolina, hereinafter called Sun, or the “Surviving Company” , and Field & Herald, Inc., a corporation duly organized and existing under the laws of the State of South Carolina, hereinafter called Field, such corporation being hereinafter sometimes referred to jointly as the “Constituent Companies”.

Whereas the aggregate number of shares that Sun is authorized to issue is 1,000 common shares with a par value of $100 per share of which 1,000 shares are validly issued and outstanding.

Whereas the Board of Directors of Sun and the Board of Directors of Field deem it advisable for the general welfare of such corporations and the shareholders of each thereof that such corporations merge under and pursuant to the provisions of General Corporation Law of the State of South Carolina, and the Board of Directors of each of such corporations has, by resolutions duly adopted, approved this Agreement;

Whereas the Board of Directors of Sun has submitted this Plan of Merger to a vote of Sun shareholders at a special meeting held on the 2nd day of October, 1973, and the Board of Directors of Field has submitted this Plan of Merger to a vote of Field shareholders at a special meeting held on the 2nd day of October, 1973, for the purpose of acting on this Agreement, and said plan having been approved by the requisite majority of shareholders of both companies;

Now, therefore, in consideration of the premises and of the mutual agreement herein contained the parties hereto agree that, in accordance with the provisions of the General Corporation Law of the State of South Carolina, Field shall be merged into Sun, which shall be the surviving corporation, hereinafter referred to as the Surviving Company, and that the terms and conditions of such merger, the mode of carrying it into effect, the manner of converting and exchanging the shares of the Constituent Companies into shares of the Surviving Company or shares of State-Record and other details and provisions deemed necessary or proper are and shall be as herein set forth.

1.        Merger.

Upon the merger becoming effective in accordance with the laws of the State of South Carolina:

  (a)      The Constituent Companies shall be a single corporation, which shall be Sun as the Surviving Company, and the separate existence of Field shall cease except to the extent provided by the laws of the State of South Carolina in the case of a corporation after its merger into another corporation.

  (b)      At the effective date of the merger, for all purposes of the laws of the State of South Carolina, the separate existence of Field shall cease and Field shall be merged into Sun which shall possess all the rights, privileges, powers, and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities, and duties of each of the Constituent Companies so merged; and all and singular, the rights, privileges, powers, and franchises of each of the Constituent Companies, and all property, real, personal, and mixed, and all debts due to either of such Constituent Companies on whatever account as well for share subscriptions as for all other things in action or belonging to each of such Constituent Companies, shall be vested in the Surviving Company; and all property, rights, privileges, powers, and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company as they were of the respective Constituent Companies, and the title to any real estate vested by deed or otherwise, under the laws of this State in either of such Constituent Companies, shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon property of either of such Constituent Companies shall be preserved unimpaired, and all debts, liabilities, and duties of the respective Constituent Companies shall thenceforth attach to such Surviving Company, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

  (c)      The By-Laws of Sun as in effect on the Effective Date of the merger shall be and constitute the By-Laws of the Surviving Company, until the same shall thereafter be altered, amended, or repealed in accordance with law, the Articles of Incorporation, and such By-Laws.

  (d)      The directors and officers of Sun immediately prior to the merger becoming effective shall be and constitute the directors and officers of the Surviving Company. If on the Effective Date of the merger a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Company, such vacancy may thereafter be filled in the manner provided by the Articles of Incorporation and the By-Laws of the Surviving Company and the laws of the State of South Carolina.

2.        Articles of Incorporation.

The Articles of Incorporation of the Surviving Company shall be the Articles of Incorporation of Sun as in effect on the date hereof, which shall constitute the Articles of Incorporation of the Surviving Company unless and until further amended in the manner provided by law, and is hereby incorporated in and made a part of this Agreement with the same force and effect as if set forth in full herein.

3.        Conversion of shares.

The manner of converting and exchanging the shares of the Constituent Companies into shares of The State-Record Company (the parent of the surving company) shall be as follows:

  (a)      Upon the merger becoming effective each share of Field Common Stock issued and outstanding shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into and exchanged for ten (10) Class B Common Shares with the par value of $50.00 per share of The State-Record.

(b)      Until surrendered, each outstanding certificate which prior to the merger represented Field Common Shares shall be deemed, for all corporate purposes, to evidence ownership of the number of The State-Record Common Shares into which the same shall have been converted and exchanged.

(c)      Upon the submission or surrender of certificates which prior to the merger represented shares of Field in accordance with the provisions of this Paragraph 3, the same shall forthwith be cancelled and the appropriate number of shares of said Class B stock issued.

4.      Further Instruments.

If at any time the Surviving Company shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Company the title to any property or rights of Field, the proper officers and directors of Field shall, and will, execute and make all such proper assignments and assurances in law and do all things necessary or proper to vest such property or rights in the Surviving Company, and otherwise to carry out the purposes of this Agreement.

5.      Shareholder Approval.

This Agreement has been submitted to and approved by the shareholders of each of the Constituent Companies as provided by law and shall take effect according to the statutory laws of South Carolina upon the execution and filing of such documents as are required for accomplishing the merger under the laws of the State of South Carolina.

6.      Right of Amendment.

Sun and Field by mutual consent of their respective boards of Directors, may amend, modify, and supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption thereof by the shareholders of Sun or Field or both; provided, however, that no such amendment, modification, or supplement shall affect the rights of the shareholders of Sun or Field in a manner which is materially adverse to such shareholders in the judgment of their respective Boards of Directors.

7.      Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF SUN and FIELD, pursuant to the approval and authority given by resolutions adopted by their respective Boards of Directors and requisite shareholder approval have caused this Agreement of Merger to be signed by the President and attested by the Secretary of Field, and signed by the President and attested by the Secretary of Sun, and their respective Corporate Seals affixed thereto, all as of the first date above written.

	FIELD & HERALD, INC.	(SEAL)

	By:	/s/ Mark O. Garner
President

CORPORATE SEAL		/s/ Nancy O. Garner
Secretary

	THE SUN PUBLISHING COMPANY, INC.	(SEAL)

	By:	/s/ Arthur D. Cooper
President

CORPORATE SEAL		/s/ James W. Molton, Jr.
Asst. Secretary

	THE STATE-RECORD COMPANY, INC.	(SEAL)

	By:	/s/ Ben R. Morris
President

CORPORATE SEAL		/s/ James W. Molton, Jr.
Asst. Secretary

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

NOTICE OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT OR BOTH

OF A SOUTH CAROLINA

OR FOREIGN CORPORATION

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Sections 33-5-102 and 33-15-108 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation submits the following information.

8.	The name of the Corporation is THE SUN PUBLISHING CO., INC.

9.	The corporation is (complete either a or b, whichever is applicable):

a.	a domestic corporation incorporated in South Carolina on 9/27/1973; or

b.	a foreign corporation incorporated in on and authorized to do business in South Carolina on .

10.	The street address of the present registered office in South Carolina is Stadium Rd. In the city of Columbia, South Carolina 29201.

11.	If the current registered office is to be changed, the street address to which its registered office is to be changed is 914 Frontage Rd. E in the city of Myrtle Beach South Carolina 29577.

12.	The name of the present registered agent is Ben R. Morris.

13.	If the current registered agent is to be changed, the name of the successor registered agent is Paula Lynn Ellis.

* I hereby consent to the appointment as registered agent of the corporation:

/s/ Paula Lynn Ellis
Signature of New Registered Agent

14.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

15.	Unless a delayed date is specified, this will be effective upon acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended .

*Pursuant to Sections 33-9-102(5) and 33-19-108(5) of the 1976 South Carolina Code of Laws, as amended, the written consent of the registered agent may be attached to this form.

Date January 21, 2000	The Sun Publishing Co., Inc.
Name of Corporation

/s/ Jay Bender
Signature

Jay Bender Attorney
Type or Print Name and Title

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

NOTICE OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT OR BOTH

OF A SOUTH CAROLINA

OR FOREIGN CORPORATION

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Sections 33-5-102 and 33-15-108 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation submits the following information.

1.	The name of the Corporation is THE SUN PUBLISHING COMPANY, INC.

2.	The corporation is (complete either a or b, whichever is applicable):

a.	a domestic corporation incorporated in South Carolina on 9/27/1973; or

b.	a foreign corporation incorporated in on and authorized to do business in South Carolina on .

3.	The street address of the present registered office in South Carolina is 914 FRONTAGE RD E.

In the city of MYRTLE BEACH, South Carolina 29577.

4.	If the current registered office is to be changed, the street address to which its registered office is to be changed is c/o CT Corporation System, 75 Beattie Place in the city of Greenville South Carolina 29601.

5.	The name of the present registered agent is PAULA L. ELLIS

6.	If the current registered agent is to be changed, the name of the successor registered agent is CT Corporation System.

* I hereby consent to the appointment as registered agent of the corporation:

CT Corporation System

By:/s/ Donald H. Boadway
Signature of New Registered Agent
Donald H. Boadway, Asst. Secretary

7.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8.	Unless a delayed date is specified, this will be effective upon acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended .

*Pursuant to Sections 33-9-102(5) and 33-19-108(5) of the 1976 South Carolina Code of Laws, as amended, the written consent of the registered agent may be attached to this form.

THE SUN PUBLISHING COMPANY, INC.
Name of Corporation

Date 12/17/04	THE SUN PUBLISHING COMPANY, INC.
Name of Corporation

/s/ Naseem A. Conde
Signature

Naseem A. Conde, Secretary
Type or Print Name and Title